[____], 2008

Green Energy Acquisition Corporation
191 Main Street
Annapolis, MD 21401

SunTrust Robinson Humphrey, Inc.
Individually, and as representative of the several underwriters
3333 Peachtree Road, NE
Atlanta, GA 30326

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder of Green Energy Acquisition Corporation (“Company”), in consideration of SunTrust Robinson Humphrey, Inc., individually, and as representative of the underwriters (the “Underwriter”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 20 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will (i) vote all Insider Shares beneficially owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any shares of Common Stock acquired following or in the IPO in favor of the Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 24 months after the consummation of the IPO (the “Effective Date”), the undersigned will (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to the Insider Shares beneficially owned by it (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of the undersigned’s Insider Shares.

3. In order to minimize potential conflicts of interest that may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any opportunity to acquire an operating business in the renewable energy industry with an enterprise value greater than 70% of the value of the amount in the trust account, until the earlier of the consummation by the Company of a Business Combination and the liquidation of the Company.

4. The undersigned acknowledges and agrees that in the event that the Company consummates a Business Combination that involves a company that is affiliated with any of the Insiders, the Company will obtain an opinion from an independent investment banking firm that may or may not be a member of the Financial Industry Regulatory Authority, Inc. that the Business Combination is fair to the Company’s unaffiliated stockholders from a financial perspective.

5. Neither the undersigned, nor any affiliate of the undersigned (“Affiliate”), shall be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination except as disclosed in the Company’s registration statement on Form S-1 (No. 333-[____]).

6. The undersigned agrees that none of the undersigned, nor any Affiliate of the undersigned, will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will escrow all of the Insider Shares beneficially owned by it that it acquired prior to the IPO until one year after the consummation by the Company of a Business Combination, or earlier if, following a Business Combination, (i) the last sales price of the Company’s Common Stock equals or exceeds $14.25 per share for any 20 trading days within any 30-day trading period commencing 90 days after the consummation of the initial Business Combination or (ii) the Company consummates a transaction after the consummation of the initial Business Combination that results in all of the stockholders of the combined entity having the right to exchange their shares of Common Stock for cash, securities or other property, subject to the terms of a stock escrow agreement that the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned agrees that that if the Underwriter does not exercise in full the underwriters’ over-allotment option to purchase an additional 3,000,000 Units within 45 days of the Effective Date, the escrow agent shall return to the Company for cancellation, at no cost, the number of Insider Shares held by the undersigned, determined by multiplying the number of Insider Shares subject to forfeiture (a maximum of 750,000 Insider Shares) held by the undersigned by a fraction, (a) the numerator of which is 3,000,000 minus the number of shares of Common Stock purchased by the underwriters upon the exercise of the over-allotment option, and (b) the denominator of which is 3,000,000;

9. The undersigned will escrow all of the Warrants beneficially owned by it that it acquired prior to the IPO until the later of (i) one year after the Effective Date and (ii) sixty days after the consummation of the Company’s initial Business Combination, subject to the terms of a founder warrant escrow agreement that the Company will enter into with the undersigned and an escrow agent acceptable to the Company. In no event will the Warrants be released from escrow prior to the consummation of the Company’s initial Business Combination.

10. The undersigned’s questionnaire furnished to the Company and the Underwriter, and attached hereto as Exhibit A,  is true and accurate in all respects. The undersigned represents and warrants to the Company and the Underwriter that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

11. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

12. This letter agreement shall be binding on the undersigned and such person’s successors and assigns. This letter agreement shall terminate on the earlier of (i) the date of the Company’s consummation of a Business Combination or (ii) the dissolution and liquidation of the Company; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

13. The undersigned hereby waives its right to exercise conversion rights with respect to any shares of the Company’s Common Stock owned or to be owned by the undersigned, directly or indirectly, and agrees that it will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

14. The undersigned hereby agrees to not propose, or vote in favor of, any amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. The undersigned hereby agrees not to take any action to alter or amend the provisions of its limited liability company operating agreement that restrict the transfer of its membership interests until after the Company's initial Business Combination. This paragraph may not be modified or amended under any circumstances.

15. The undersigned shall not (x) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof pertaining to the Insider Shares of the undersigned, file (or participate in the filing of) a registration statement with the Securities Exchange Commission (“SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Insider Shares or Warrants, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Insider Shares or Warrants, whether any such transaction is to be settled by delivery of shares of Common Stock, in cash or otherwise, or (z) publicly announce an intention to effect any transaction specified in clause (x) or (y) until:

(a) for Insider Shares, the first anniversary of an initial Business Combination, or earlier if, following a Business Combination, the Company consummates a transaction that results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Insider Shares Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Insider Shares during the applicable Insider Shares Lock-Up Period (i) to persons or entities controlling, controlled by, or under common control with the undersigned, or to any stockholder, member, partner or limited partner of such entity, (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of an escrow depositor, to an estate or beneficiaries of permitted assignees, or (iii) by private sales made in compliance with applicable securities laws at or prior to the consummation of a Business Combination at prices no greater than the price at which the Insider Shares were originally purchased; in each case, such transferees will be subject to the same transfer restrictions until after the Company completes its initial Business Combination; or

(b) for Warrants, the later of (i) one year after the Effective Date and (ii) sixty days after the consummation of the Company’s initial Business Combination, but in no event will the Warrants be released from escrow prior to the Company’s initial Business Combination (the “Warrant Lock-Up Period”). Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Warrants during the applicable Warrant Lock-Up Period (i) to persons or entities controlling, controlled by, or under common control with the undersigned, or to any stockholder, member, partner or limited partner of such entity, (ii) to family members and trusts of permitted assignees for estate planning purposes or, upon the death of any such person, to an estate or beneficiaries of permitted assignees or (iii) by private sales made in compliance with applicable securities laws at or prior to the consummation of a Business Combination at prices no greater than the price at which the Warrants were originally purchased; in each case, such transferees will be subject to the same transfer restrictions as the undersigned until after the Company completes its initial Business Combination;

provided, however, that the permissive transfers pursuant to clauses (a) and (b) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this letter agreement. During the applicable Lock-Up Period, the undersigned shall not grant a security interest in the undersigned’s Insider Shares or Warrants, whichever may be applicable.

16. The undersigned authorizes any financial institution, or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (“Information”) and hereby ratifies any such action that shall have been taken prior to the date of this letter agreement.  Neither the Underwriter nor its agents shall be violating, or shall have violated, the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

17. The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

18. This letter agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and agrees not to object to such jurisdiction on the grounds that such courts represent an inconvenient forum.

19. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

20. As used herein, (i) a “Business Combination” shall mean the initial acquisition, or acquisition of control of, one or more operating businesses in the renewable energy industry through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO, a portion of which is subject to forfeiture in the event the Underwriter does not exercise its over-allotment option, as more fully described in paragraph 8 above; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Account” shall mean the trust account into which the net proceeds of the Company’s IPO will be deposited.

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Name: GREEN ENERGY ACQUISITION HOLDINGS, LLC

By:
Name: Wayne L. Rogers Title: Chief Executive Officer

Accepted and agreed:

SUNTRUST ROBINSON HUMPHREY, INC. Individually and as representative of the several underwriters

By:
Name: Title:

Accepted and agreed:

GREEN ENERGY ACQUISITION CORPORATION

By:
Name: Wayne L. Rogers Title: Chief Executive Officer

[Signature Page Insider Letter]

EXHIBIT A

[questionnaire]